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                                                                Exhibit 1(l)(ii)

                          NOVEMBER 1, 1999 AMENDMENT TO
                          FUND PARTICIPATION AGREEMENT
                                     BETWEEN
                   KEMPER INVESTORS LIFE INSURANCE COMPANY AND
               THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.

         This Amendment to the April 29, 1999 Fund Participation Agreement between Kemper Investors Life Insurance Company and The Dreyfus Socially Responsible Growth Fund, Inc. (the "Agreement") is made for the purposes of adding Dreyfus Investment Portfolios, Dreyfus Variable Investment Fund and Dreyfus Life and Annuity Index Fund, Inc. (d/b/a Dreyfus Stock Index Fund) as new parties to the Agreement, modifying Article I, paragraph 1.12 and Article XII, paragraph 12.1 of the Agreement and modifying Exhibit A thereto by adding three Participating Funds and/or Portfolios thereof.


         The first paragraph of the Agreement is hereby revised to read in its entirety as follows:

         "This Agreement is entered into as of the 29th day of April, 1999, by and among KEMPER INVESTORS LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Illinois ("Insurance Company"); THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.; DREYFUS INVESTMENT PORTFOLIOS; DREYFUS VARIABLE INVESTMENT FUND; and DREYFUS LIFE AND ANNUITY INDEX FUND, INC. (d/b/a DREYFUS STOCK INDEX FUND) (each a "Fund")."


         Article I, paragraph 1.12 of the Agreement is hereby revised to read in its entirety as follows:

         "Separate Account" shall mean KILICO Variable Annuity Separate Account and KILICO Variable Separate Account, separate accounts established by Insurance Company in accordance with the laws of the State of Illinois."


         Article XII, paragraph 12.1 of the Agreement is hereby revised to read in its entirety as follows:

         "Each notice required by this Agreement shall be given by certified mail, return receipt requested, to the appropriate parties at the following addresses:

         Insurance Company:   Kemper Investors Life Insurance Company
                              1 Kemper Drive
                              Long Grove, IL 60049
                              Attn: General Counsel
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         Participating Funds: The Dreyfus Socially Responsible Growth Fund, Inc.
                              Dreyfus Investment Portfolios
                              Dreyfus Variable Investment Fund
                              Dreyfus Life and Annuity Index Fund, Inc.
                              (d/b/a Dreyfus Stock Index Fund)
                                       c/o Premier Mutual Fund Services, Inc.
                                       200 Park Avenue
                                       New York, New York 10166
                                       Attn:  Vice President and
                                              Assistant Secretary

         with copies to:      The Dreyfus Socially Responsible Growth Fund, Inc.
                              Dreyfus Investment Portfolios
                              Dreyfus Variable Investment Fund
                              Dreyfus Life and Annuity Index Fund, Inc.
                              (d/b/a Dreyfus Stock Index Fund)
                                       c/o The Dreyfus Corporation
                                       200 Park Avenue
                                       New York, New York 10166
                                       Attn: Mark N. Jacobs, Esq.
                                             Adam Scaramella, Esq.

                                            and

                                       Stroock & Stroock & Lavan LLP
                                       180 Maiden Lane
                                       New York, New York 10038-4982
                                       Attn: Lewis G. Cole, Esq.
                                             Stuart H. Colemen, Esq.

         Notice shall be deemed to be given on the date of receipt by the addressee as evidenced by return receipt."


                  Exhibit A of the Agreement is hereby deleted and replaced with the attached Exhibit A.


                  Except as hereby amended, all provisions, conditions and terms of the Agreement shall continue in full force and effect. Further, all parties to this Amendment, including the three new parties hereby added, hereby agree to be bound by all provisions, conditions and terms of the Agreement, as hereby amended, as if they were parties to the original Agreement.



         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the 1st day of November, 1999.
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                                      KEMPER INVESTORS LIFE  INSURANCE COMPANY


                                      By:  /S/ James E. Hohmann
                                          -------------------------------------
                                      Name: James E. Hohmann
                                      Title: Senior Vice President
Attest:
       -----------------
                                      THE DREYFUS SOCIALLY RESPONSIBLE GROWTH
                                      FUND, INC.


                                      By:  /S/ Stephanie Pierce
                                          -------------------------------------
                                      Name: Stephanie Pierce
                                      Title: Vice President
Attest:
       -----------------



                                      DREYFUS INVESTMENT PORTFOLIOS


                                      By:  /S/ Stephanie Pierce
                                          -------------------------------------
                                      Name: Stephanie Pierce
                                      Title: Vice President
Attest:
       -----------------

                                      DREYFUS VARIABLE INVESTMENT FUND


                                      By:  /S/ Stephanie Pierce
                                          -------------------------------------
                                      Name: Stephanie Pierce
                                      Title: Vice President
Attest:
       -----------------

                                      DREYFUS LIFE AND ANNUITY INDEX FUND, INC.
                                      (d/b/a DREYFUS STOCK INDEX FUND)


                                      By:  /S/ Stephanie Pierce
                                          -------------------------------------
                                      Name: Stephanie Pierce
                                      Title: Vice President

Attest:
       -----------------
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                                    EXHIBIT A

                           LIST OF PARTICIPATING FUNDS
                           (AND/OR PORTFOLIOS THEREOF)


The Dreyfus Socially Responsible Growth Fund, Inc.

Dreyfus Investment Portfolios

         MidCap Stock Portfolio

Dreyfus Variable Investment Fund

         Capital Appreciation Portfolio

         Small Cap Portfolio

Dreyfus Life and Annuity Index Fund, Inc. (d/b/a Dreyfus Stock Index Fund)